Exhibit 5.1

Warner Norcross & Judd LLP
Attorneys at Law
900 Fifth Third Center
111 Lyon Street, N.W.
Grand Rapids, Michigan 49503-2487

May 24, 2017

Flagstar Bancorp, Inc.
5151 Corporate Drive
Troy, Michigan 48098-2639

Re:    Flagstar Bancorp, Inc. - Registration Statement on Form S-8

Ladies and Gentlemen:

Reference is made to the Registration Statement (the “Registration Statement”) on Form S-8 to be filed by Flagstar Bancorp, Inc., a Michigan corporation (the “Company”), with the Securities and Exchange Commission on or about May 24, 2017 in connection with the registration by the Company under the Securities Act of 1933, as amended (the “Securities Act”), of the offer by the Company of up to 800,000 shares of Company common stock, par value $0.01 (the “Shares”), that may be issued under the Flagstar Bancorp, Inc. Employee Stock Purchase Plan (the “Plan”).

In providing the opinions below, we have examined such documents, records, and matters of law as we have deemed necessary for purposes of this opinion. In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as copies and the authenticity of the originals of those documents.

Based upon the foregoing, we are of the opinion that the Shares, when issued and delivered under the Plan, will be validly issued, fully paid, and nonassessable.

We consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations of the SEC promulgated thereunder.

This opinion is rendered for the purposes of Part II, Item 8 of Form S-8 and Item 601(b)(5) of Regulation S-K and may not be used, quoted, or referred to or filed for any other purpose without our prior written permission. This opinion, which is limited to the matters specifically referenced in this letter and is further limited to the laws of the State of Michigan and the federal laws of the United States of America, is effective as of the date of this letter. No expansion of our opinion may be made by implication or otherwise.

Warner Norcross & Judd LLP
By	/s/ Charlie Goode
Charlie Goode, a Partner